EXHIBIT 23(c)

                           MINNESOTA POWER & LIGHT COMPANY
                               30 West Superior Street
                               Duluth, Minnesota  55802

          Philip R. Halverson - Vice President,
            General Counsel and Corporate Secretary




                                             June 18, 1996

          Minnesota Power & Light Company
          30 West Superior Street
          Duluth, Minnesota  55802

          Dear Sirs:

                    I hereby consent to the use of my name in Amendment No. 1 to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power & Light Company (Company) under the Securities Act of 1933, as amended, and pursuant to which the Company intends to register 5,000,000 shares of its common stock, without par value, for offer and sale in connection with its Dividend Reinvestment and Stock Purchase Plan.

                                             Very truly yours,

                                             /s/ Philip R. Halverson
                                             -----------------------
                                             Philip R. Halverson